Freshworks Reports First Quarter 2023 Results
•First quarter revenue grew 20% year-over-year, 23% adjusting for constant currency
•Generated the first quarter of non-GAAP operating profit as a public company with $3.9 million
•Improved business efficiency with $9.1 million of free cash flow in the quarter
•Raising full-year 2023 financial outlook midpoint for non-GAAP operating profit to $5 million

San Mateo, Calif. – May 2, 2023 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its first quarter ended March 31, 2023.

“Freshworks had a strong quarter of execution in Q1,” said Girish Mathrubootham, CEO and Founder of Freshworks. “We exceeded our financial estimates for revenue growth and delivered our first quarter of non-GAAP operating profit as a public company. More companies are taking advantage of the opportunity to buy software that is designed to scale to meet their IT and customer needs.”

First Quarter 2023 Financial Summary Results

•Revenue: Total revenue was $137.7 million, representing growth of 20% compared to the first quarter of 2022, and 23% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(48.1) million, compared to $(47.1) million in the first quarter of 2022.

•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $3.9 million, compared to loss of $(0.6) million in the first quarter of 2022.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.15) based on 290.1 million weighted-average shares outstanding, compared to $(0.18) based on 278.2 million weighted-average shares outstanding in the first quarter of 2022.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP basic and diluted net income per share was $0.03 based on 294.5 million weighted-average shares outstanding, compared to net loss per share of $(0.01) based on 278.2 million weighted-average shares outstanding in the first quarter of 2022.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $11.5 million, compared to $1.4 million in the first quarter of 2022.

•Free Cash Flow: Free cash flow was $9.1 million, compared to $(1.4) million in the first quarter of 2022.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.15 billion as of March 31, 2023.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

First Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 18,441, an increase of 18% year-over-year and 19% adjusting for constant currency.
•Net dollar retention rate was 107% (108% adjusting for constant currency), compared to 108% in the fourth quarter of 2022 and 115% in the first quarter of 2022. Constant currency net dollar retention rate was 110% in the fourth quarter of 2022 and 116% in the first quarter of 2022.
•Welcomed more customers to the Freshworks community including: Fila, Johnsonville, Los Angeles Dodgers, Smyths Toys, Sonata Software, and The City of Escondido.
•Named Pradeep Rathinam as the company’s Chief Revenue Officer.
•Welcomed new leaders including Siddhartha Agarwal as Senior Vice President of Product Strategy & Operations; Shafiq Amarsi as Senior Vice President of GTM Strategy and Operations; Doug Farber as Senior Vice President of Global Channels and Alliances; Murali Krishnan as Senior Vice President of Customer Experience; and Sandie Overtveld as Senior Vice President of Sales in APJ and MEA.
•Announced upcoming GPT-based conversational enhancements to Freshworks’ natively-built AI powered assistant, Freddy.

Financial Outlook

We are providing estimates for the second quarter and full year 2023 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the second quarter and full year 2023, we currently expect the following results:

($ in millions, except per share data)	Second Quarter 2023	Full Year 2023
Revenue(1)	$140.0 - $142.5	$580.0 - $592.5
Year-over-year growth	15% - 17%	16% - 19%
Adjusting for constant currency(2)	16% - 18%	17% - 19%

Non-GAAP income (loss) from operations(1)	($2.0) - $0.0	$2.0 - $8.0

Non-GAAP net income per share(3)	$0.00 - $0.02	$0.08 - $0.12

(1) Revenue and non-GAAP income (loss) from operations are based on exchange rates as of April 28, 2023 for currencies other than USD.
(2) Revenue growth rates adjusted for constant currency are based on average exchange rates in effect during the comparison period for currencies other than USD. See the section entitled “Explanation of non-GAAP Financial Measures” and the table entitled “Reconciliation of Selected GAAP Measures to non‑GAAP Measures” for a reconciliation of GAAP to non‑GAAP measures for the historical periods provided in this release.
(3) Non-GAAP net income per share was estimated assuming 291.9 million and 298.2 million weighted-average shares outstanding for the second quarter and full year 2023, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. Accordingly, a reconciliation is not available without unreasonable effort. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter and full year 2023 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on May 2, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss per share, non-GAAP net loss attributable to common stockholders, and free cash flow.This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2022, the average exchange rates in effect for our major currencies were 1 USD to 1.12 EUR and 1 USD to 1.34 GBP), rather than the actual average exchange rates in effect during the current period (for Q1 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.21 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2022, the period end exchange rates in effect for our major currencies were 1 USD to 1.11 EUR and 1 USD to 1.31 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q1 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.24 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the second quarter and full year 2023, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2022 and other documents of Freshworks Inc. on file with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2023.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) makes business software people love to use. Purpose-built for IT, customer support, and sales and marketing teams, our products empower the people who power business. Freshworks is fast to onboard, priced affordably, built to delight, yet powerful enough to deliver critical business outcomes. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 60,000 customers including Allbirds, Blue Nile, Bridgestone, Databricks, Klarna, NHS, OfficeMax, and PhonePe. For the freshest company news visit www.freshworks.com and follow us on Facebook, LinkedIn and Twitter.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2023 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$137,692	$114,637
Cost of revenue(1)	25,236	22,395
Gross profit	112,456	92,242
Operating expense:
Research and development(1)	32,857	30,717
Sales and marketing(1)	86,810	71,466
General and administrative(1)	40,896	37,183
Total operating expenses	160,563	139,366
Loss from operations	(48,107)	(47,124)
Interest and other income, net	9,479	602
Loss before income taxes	(38,628)	(46,522)
Provision for income taxes	4,036	2,537
Net loss	(42,664)	(49,059)
Net loss per share - basic and diluted	$(0.15)	$(0.18)
Weighted average shares used in computing net loss per share - basic and diluted	290,133	278,186

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$1,696	$1,526
Research and development	8,979	8,309
Sales and marketing	15,756	12,536
General and administrative	24,263	24,254
Total stock-based compensation expense, net of amounts capitalized	$50,694	$46,625

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$344,487	$304,083
Marketable securities	806,122	843,405
Accounts receivable, net	72,807	70,470
Deferred contract acquisition costs	20,761	20,139
Prepaid expenses and other current assets	46,487	38,913
Total current assets	1,290,664	1,277,010
Property and equipment, net	24,214	24,139
Operating lease right-of-use assets	31,175	33,024
Deferred contract acquisition costs, noncurrent	18,865	19,536
Goodwill	6,181	6,181
Deferred tax assets	8,645	8,689
Other assets	11,098	11,637
Total assets	$1,390,842	$1,380,216
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,415	$5,908
Accrued liabilities	58,327	59,008
Deferred revenue	220,550	205,626
Income tax payable	2,177	1,150
Total current liabilities	285,469	271,692
Operating lease liabilities, non-current	26,183	28,174
Other liabilities	28,748	28,532
Total liabilities	340,400	328,398
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,600,688	4,562,319
Accumulated other comprehensive loss	(4,512)	(7,431)
Accumulated deficit	(3,545,737)	(3,503,073)
Total stockholders' equity	1,050,442	1,051,818
Total liabilities and stockholders' equity	$1,390,842	$1,380,216

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(42,664)	$(49,059)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,112	2,973
Amortization of deferred contract acquisition costs	5,617	4,275
Non-cash lease expense	1,850	1,404
Stock-based compensation	50,694	46,625
Premium (discount) amortization on marketable securities	(3,520)	766
Change in fair value of equity securities	(15)	(85)
Deferred income taxes	113	309
Other	85	754
Changes in operating assets and liabilities:
Accounts receivable	(2,490)	3,160
Deferred contract acquisition costs	(5,568)	(5,600)
Prepaid expenses and other assets	(7,248)	(8,685)
Accounts payable	(1,494)	(2,059)
Accrued and other liabilities	(392)	(4,972)
Deferred revenue	14,924	14,239
Operating lease liabilities	(1,500)	(2,690)
Net cash provided by operating activities	11,504	1,355
Cash Flows from Investing Activities:
Purchases of property and equipment	(383)	(1,397)
Proceeds from sale of property and equipment	24	17
Capitalized internal-use software	(2,025)	(1,344)
Purchases of marketable securities	(217,754)	(151,408)
Sales of marketable securities	—	58,736
Maturities and redemptions of marketable securities	261,474	69,750
Net cash provided by (used in) investing activities	41,336	(25,646)
Cash Flows from Financing Activities:
Proceeds from exercise of stock options	6	28
Payment of withholding taxes on net share settlement of equity awards	(12,434)	(119,948)
Payment of deferred offering costs	—	(109)
Net cash used in financing activities	(12,428)	(120,029)
Net increase (decrease) in cash, cash equivalents and restricted cash	40,412	(144,320)
Cash, cash equivalents and restricted cash, beginning of period	304,158	747,864
Cash, cash equivalents and restricted cash, end of period	$344,570	$603,544

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022	Growth Rates
Revenue
GAAP revenue	$137,692	$114,637	20%
Effects of foreign currency rate fluctuations	3,488
Revenue adjusted for constant currency	$141,180		23%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$112,456	$92,242
Non-GAAP adjustments:
Stock-based compensation expense	1,696	1,526
Employer payroll taxes on employee stock transactions	43	(55)
Amortization of acquired intangibles	158	525
Non-GAAP gross profit	$114,353	$94,238
GAAP gross margin	81.7%	80.5%
Non-GAAP gross margin	83.0%	82.2%

Reconciliation of operating expenses:
GAAP research and development	$32,857	$30,717
Non-GAAP adjustments:
Stock-based compensation expense	(8,979)	(8,309)
Employer payroll taxes on employee stock transactions	(97)	178
Non-GAAP research and development	$23,781	$22,586
GAAP research and development as percentage of revenue	23.9%	26.8%
Non-GAAP research and development as percentage of revenue	17.3%	19.7%

GAAP sales and marketing	$86,810	$71,466
Non-GAAP adjustments:
Stock-based compensation expense	(15,756)	(12,536)
Employer payroll taxes on employee stock transactions	(596)	488
Amortization of acquired intangibles	(99)	(99)
Non-GAAP sales and marketing	$70,359	$59,319
GAAP sales and marketing as percentage of revenue	63.0%	62.3%
Non-GAAP sales and marketing as percentage of revenue	51.1%	51.7%

GAAP general and administrative	$40,896	$37,183
Non-GAAP adjustments:
Stock-based compensation expense	(24,263)	(24,254)
Employer payroll taxes on employee stock transactions	(305)	(29)
Non-GAAP general and administrative	$16,328	$12,900

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP general and administrative as percentage of revenue	29.7%	32.4%
Non-GAAP general and administrative as percentage of revenue	11.9%	11.3%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(48,107)	$(47,124)
Non-GAAP adjustments:
Stock-based compensation expense	50,694	46,625
Employer payroll taxes on employee stock transactions	1,041	(692)
Amortization of acquired intangibles	257	624
Non-GAAP income (loss) from operations	$3,885	$(567)
GAAP operating margin	(34.9)%	(41.1)%
Non-GAAP operating margin	2.8%	(0.5)%

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders - basic and diluted	$(42,664)	$(49,059)
Non-GAAP adjustments:
Stock-based compensation expense	50,694	46,625
Employer payroll taxes on employee stock transactions	1,041	(692)
Amortization of acquired intangibles	257	624
Income tax adjustments	653	381
Non-GAAP net income (loss) attributable to common stockholders - basic and diluted	$9,981	$(2,121)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net loss per share - basic and diluted:
GAAP net loss per share - basic and diluted	$(0.15)	$(0.18)
Non-GAAP adjustments:
Stock-based compensation expense	0.18	0.17
Employer payroll taxes on employee stock transactions	—	—
Amortization of acquired intangibles	—	—
Income tax adjustments	—	—
Non-GAAP net income (loss) per share - basic	$0.03	$(0.01)
Non-GAAP net income (loss) per share - diluted	$0.03	$(0.01)
Weighted-average shares used in computing GAAP net loss per share - basic	290,133	278,186
Weighted-average shares used in computing non-GAAP net income (loss) per share - diluted (1)	294,467	278,186

Computation of free cash flow:
Net cash provided by provided by operating activities	$11,504	$1,355
Less:
Purchases of property and equipment	(383)	(1,397)
Capitalized internal-use software	(2,025)	(1,344)
Free cash flow	$9,096	$(1,386)
Net cash provided by (used in) investing activities	$41,336	$(25,646)
Net cash used in financing activities	$(12,428)	$(120,029)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The Company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended March 31, 2023, potentially dilutive shares of 4.3 million shares were included in the weighted average shares used in computing non-GAAP net income per share.